Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the Quarter Ended June 30, 2012
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$2,762,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,742,000	14,127,500	$0.19
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$2,742,000	14,127,500	$0.19
For the Quarter Ended June 30, 2011
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$1,992,000
Preferred stock dividends	(20,000)
Income available to common stockholders	1,972,000	13,860,285	$0.14
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$1,972,000	13,860,285	$0.14
For the Six Months Ended June 30, 2012
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$5,446,000
Preferred stock dividends	(40,000)
Income available to common stockholders	5,406,000	14,126,800	$0.38
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$5,406,000	14,126,800	$0.38
For the Six Months Ended June 30, 2011
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$3,524,000
Preferred stock dividends	(40,000)
Income available to common stockholders	3,484,000	13,819,658	$0.25
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$3,484,000	13,819,658	$0.25